UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Plug Power Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT VOTING INFORMATION

STOCKHOLDERS MAY REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS.

The Company has made our Annual Meeting materials available to Stockholders on the Internet via www.proxyvote.com or via sendmaterial@proxyvote.com.  Upon request, printed versions or e-mail versions of these materials will be made available to Stockholders through www.proxyvote.com, by telephoning 1-800-579-1639 or by emailing sendmaterial@proxyvote.com.  Further instructions to shareholders can be found on the notice.

INFORMATION REGARDING ADMISSION TO THE 2013 ANNUAL MEETING

In accordance with our security procedures, all stockholders attending the 2013 Annual Meeting of Stockholders must present valid picture identification upon entry.

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

May 31, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), to be held on Thursday, June 28, 2013, at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018.

The Annual Meeting has been called for the purpose of (i) the election of two Class II Directors, each for a three-year term; (ii) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (iii) the ratification of KPMG LLP as the Company’s independent auditors for 2013; (iv) such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 17, 2013, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote:

1.	“FOR” the election of the two nominees as Class II Directors of the Company as described in the accompanying proxy statement;
2.

“FOR” the approval of the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation  to effect a reverse stock split of the Company’s common stock as described in the accompanying proxy statement;

3.	“FOR” the ratification of KPMG LLP as the Company’s independent auditors for 2013.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND THEN CAST YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU ARE A STOCKHOLDER OF RECORD YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY REQUESTING A COPY OF THE PROXY MATERIALS BY MAIL AND SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. IN ANY EVENT, TO BE SURE THAT YOUR VOTE WILL BE RECEIVED IN TIME, PLEASE CAST YOUR VOTE BY YOUR CHOICE OF AVAILABLE MEANS AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED BY PROXY.

Sincerely,

Andrew Marsh
President and Chief Executive Officer

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 28, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Plug Power Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 28, 2013, at 10:00 a.m.  Eastern Time, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 (the “Annual Meeting”) for the purpose of considering and voting upon:

1.

The election of two Class II Directors each to hold office until the Company’s 2016 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.	The approval of the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock;
3.	The ratification of KPMG LLP as the Company’s independent auditors for 2013; and
4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 17, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company’s common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

By Order of the Board of Directors

Gerard L. Conway, Jr.
Corporate Secretary

Latham, NY

May 31, 2013

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

(518) 782-7700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday June 28, 2013, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (the “Company”) for use at the 2013 Annual Meeting of Stockholders of the Company to be held on Thursday, June 28, 2013, at 10:00 a.m.  Eastern Time, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.

The election of two Class II Directors nominated by the Board of Directors to hold office until the Company’s 2016 Annual Meeting of Stockholders and until such directors’ successors are duly elected and qualified or until such directors’ earlier resignation or removal;

2.	The approval of the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock;
3.	The ratification of KPMG LLP as the Company’s independent auditors for 2013; and
4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting and instructions for accessing proxy materials as well as casting proxy votes are first being furnished to stockholders of the Company on or about May 31, 2013 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on May 17, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and holders of the Company’s Series C Redeemable Convertible Preferred Stock  (“Preferred Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 64,063,494 shares of Common Stock and 10,431 shares of Preferred Stock outstanding and entitled to vote at the Annual Meeting and approximately 2,691 stockholders of record. However, management believes that a significant number of shares are held by brokers under a “nominee name” and that the number of beneficial stockholders of the Common Stock exceeds 38,920.  Each holder of Common Stock outstanding and each holder of Preferred Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock (on an as-converted basis) held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to elect a nominee as a director of the Company.  “Withhold authority” votes, “abstentions” and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.  A “withhold authority” vote is a stockholder’s vote to withhold authority to cast a vote “for” the election of one or more director nominees. An “abstention” represents an affirmative choice to decline to vote on a proposal other than the election of directors. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power under applicable law with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

With respect to the election of a director, votes may be cast in favor of or withheld from the nominee. With respect to Proposals 2, and 3, stockholders may cast a vote in favor of or against, or abstain from voting on, each proposal.  Proposal 1, election of two Class II directors, shall be determined by a plurality vote, which means the two nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors.

For Proposal 2, approval of the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation the affirmative vote of a majority of outstanding shares of the Company’s Common Stock and Preferred Stock (on an as-converted to Common Stock basis) entitled to vote as of the record date is required to approve the amendment of the Charter.  For Proposal 3, ratification of the independent auditors, the affirmative vote of a majority of the votes properly cast for and against such matter is required for approval.  For Proposal 2, abstentions are treated as a vote against the proposal while broker non-votes are not included in the number of votes cast for and against the proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.  For Proposal 3, abstentions and broker non-votes are not included in the number of votes cast for and against the proposal and therefore have no effect on the vote on such proposal.

If you hold shares through a broker, bank or other custodian (also referred to as holding shares in “street-name”), only such broker, bank, custodian or other nominee can vote your shares. In order to ensure that your shares are voted at the Annual Meeting, you must give specific instructions regarding how to vote your shares. If you do not give specific instructions regarding how to vote your shares, the broker, bank, custodian or other nominee may not exercise their discretion to vote your shares.

Stockholders of the Company are requested to vote over the internet, by telephone, or by requesting a copy of the proxy materials and by signing, dating and mailing the accompanying Proxy Card in the return envelope or by attending the Annual Meeting and voting in person. Stockholders who hold shares indirectly as the beneficial owner of shares held for them by a broker or other nominee (i.e., “in street name”) may direct their vote without attending the Annual Meeting by submitting voting instructions to their broker or nominee.

Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the two nominees of the Board of Directors as Class II Directors of the Company (Proposal 1); “FOR” the approval of the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation (Proposal 2); and “FOR” the ratification of KPMG LLP as the Company’s Independent Auditors for 2013 (Proposal 3), as described in this Proxy Statement.  It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) submitting a new proxy by telephone, internet or proxy card after the date of the previously submitted proxy (or submitting new voting instructions with respect to shares held in street name), or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

A notice with instructions for accessing proxy materials via the internet or receipt by mail is being furnished to stockholders of the Company concurrently with the Notice of Annual Stockholder Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, two Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 2016 and until such director’s successors are duly elected and qualified or until their earlier resignation or removal. The Board of Directors has nominated George C. McNamee and Johannes M. Roth for re-election as Class II Directors.  Shares represented by each properly executed proxy will be voted for the re-election of George C. McNamee and Johannes M. Roth as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director.  However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS II DIRECTORS OF THE COMPANY.

INFORMATION ABOUT OUR DIRECTORS

The number of directors of the Company is presently fixed at nine (9), and the Board of Directors currently consists of nine (9) members. The Board of Directors is divided into three classes, with three (3) directors in Class I, three (3) directors in Class II, and three (3) directors in Class III.  Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting of Stockholders.

The Board of Directors has nominated George C. McNamee and Johannes M. Roth for re-election as Class II Directors.  The Board determined that Evgeny Rasskazov would not be nominated for re-election at the Annual Meeting and his term as a director will expire at the Annual Meeting on June 28, 2013.

The Board of Directors has determined that Ms. Helmer and Messrs. Garberding, McNamee, Willis, Hickey, Miroshnichenko, Rasskazov and Roth are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Rules”).

The positions of Chief Executive Officer and Chairman of the Board are currently each filled by a different individual, Andrew Marsh and George McNamee, respectively; however, if the position of Chairman of the Board is vacant, or if he or she is absent, the Chief Executive Officer shall preside, when present, at meetings of stockholders and of the Board of Directors.

Pursuant to the terms of the Securities Purchase Agreement, dated as of May 8, 2013, between the Company and Air Liquide Investissements d’Avenir et de Demonstration (“Air Liquide”), following the final adjournment of the Annual Meeting, and no later than July 30, 2013, the Board of Directors will appoint a designee of Air Liquide to fill a newly created directorship on the Board of Directors as a Class II director whose term shall expire at the Company’s 2016 annual meeting of stockholders.

Set forth below is certain information regarding the directors of the Company, including the two Class II Directors who have been nominated for re-election at the Annual Meeting. The ages of and biographical information regarding the nominees for re-election and each director who is not standing for election is based on information furnished to the Company by each nominee and director and is as of May 10, 2013.

Name	Age	Director Since
Class I—Term Expires 2015

Andrew Marsh	57	2008

Gary K. Willis (1)(2)	67	2003

Maureen O. Helmer (1)(3)	57	2004

Class II—Term Expires 2013

George C. McNamee (2) *	67	1997

Evgeny Rasskazov	28	2011

Johannes M. Roth *	34	2013

Class III—Term Expires 2014

Larry G. Garberding (1)(3)	75	1997

Douglas T. Hickey (1)(2)(3)	57	2011

Evgeny Miroshnichenko	32	2011

_______________________

*	Nominee for re-election.
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

The principal occupation and business experience for at least the last five years for each director of the Company is set forth below.  The biographies of each of the directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director.

Andrew J. Marsh has served as Chief Executive Officer, President and member of the Board of Directors of the Company since April 8, 2008. Previously, Mr. Marsh was a co-founder of Valere Power, where he served as CEO and Board Member from the Company’s inception in 2001 through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenues derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh’s tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a member of the board of directors of the California Hydrogen Business Council, a non-profit group comprised of organizations and individuals in the business of hydrogen.  Mr. Marsh holds a Bachelor of Science in Electrical Engineering Technology from Temple University, a Master of Science in Electrical Engineering from Duke University and a Masters of Business Administration from Southern Methodist University.  We believe Mr. Marsh’s qualifications to sit on our Board include his record of success in leadership positions in technology companies having attributes similar to our Company, his extensive experience in management positions as well as his educational background in engineering and business administration.

Gary K. Willis has been a director of the Company since 2003. Mr. Willis joined Zygo Corporation’s Board of Directors in June 2009 after retiring as Chairman of the Board of Directors in November 2000, having served in that capacity since November 1998.  Zygo Corporation is a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Mr. Willis had been a director of Zygo Corporation since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999. Prior to joining Zygo Corporation, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. and Middlesex Health Services, Inc.  Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.  We believe Mr. Willis’ qualifications to sit on our Board include his extensive experience in management and director positions with similar companies as well as his educational background in mechanical engineering.

Maureen O. Helmer has been a director of the Company since 2004. Maureen O. Helmer is currently a member of the law firm Hiscock & Barclay LLP and is the Chair of the firm’s Regulatory Practice Group.  Prior to her joining Hiscock & Barclay LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC.  From 2003 through 2006 she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner.  In addition to serving as Chair of the New York State Public Service Commission (PSC) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment.  Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues.  Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the Public Service Commission from 1997 until 1998 and was General Counsel to the Department of the Public Service Commission from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature.  She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC.  In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors.  She was also appointed to serve as a member of the New York State Cyber-Security Task Force.  Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo law school.  She is admitted to practice law in New York.  We believe Ms. Helmer’s qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

George C. McNamee serves as Chairman of the Company’s Board of Directors and has served as such since 1997. Mr. McNamee is a Director of iRobot Corporation (IRBT).  He was previously Chairman of First Albany Companies (now GLCH) and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm.  Mr. McNamee’s background in investment banking has given him broad exposure to many financing and merger and acquisition issues.  As an executive, he has dealt with rapid-growth companies, technological change, crisis management, team building and strategy.  As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director.  Mr. McNamee has previously served on public company boards, including Mechanical Technology Inc. (MTI) and Home Shopping Network (HSN).  He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot.  He served as a NYSE director from 1999 to 2004 and chaired its foundation.  In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System.  Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose finance Committee he chaired for a dozen years. He is also a director of several private companies, a member of the Yale Development Board and a Trustee of The American Friends of Eton College.  He received his Bachelor of Arts degree from Yale University. We believe Mr. McNamee’s qualifications to sit on our Board include his experience serving on countless boards, his background in investment banking and experience with the financial sector and its regulatory bodies.

 Larry G. Garberding has served as a director of the Company since 1997. Mr. Garberding was a Director and Executive Vice President and Chief Financial Officer of DTE Energy Company and the Detroit Edison Company from 1990 until retiring in 2001. Mr. Garberding was a Certified Public Accountant, a partner with a major public accounting firm, and has been on the board of several corporations, having had responsibility for financial, operational, regulatory and sales activities. Mr. Garberding received a Bachelor of Science degree in Industrial Administration from Iowa State University. We believe Mr. Garberding’s qualifications to sit on our Board include his extensive experience with power and energy companies and his background in accounting, financing and operations.

Douglas T. Hickey has served as a director of the Company since October 2011.   Mr. Hickey previously sat on Plug Power’s Board from September 1, 2000 to April 24, 2006. Mr. Hickey most recently was Managing Director at Hummer Winblad Venture Partners (HWVP), one of the nation’s leading software venture capital firms. Prior to joining HWVP in 2001, Mr. Hickey served as CEO for Critical Path, Inc. During his time here, the Company grew revenue from less that $1M to more than $150M and earned Forbes.com Number-One Fastest Growing Company Award in 2000. Mr. Hickey previously held the CEO and President position for Global Center Inc. Here, he grew the Company revenue from zero to more than $50M of recurring revenue and achieved profitability. His focus of the Company’s strategy enabled rapid growth, securing customers like Yahoo, Netscape and Oracle, ultimately leading to the successful sale of the Company to Frontier Communications, (NYSE:FRO). Prior to Global Center, Mr. Hickey was CEO and President of MFS DataNet, the leading supplier of data related services to internet service providers and enterprise customers worldwide. MFS grew to more than $1 billion in revenue and subsequently completed a successful IPO and trade sale. We believe Mr. Hickey’s qualifications to sit on our Board include his extensive corporate leadership experience and his proven background growing company revenues.

Evgeny Miroshnichenko has been a director since October 2011.  Mr. Miroshnichenko is the Director for Strategic Development for INTER RAO UES (the “Group”). He is responsible for organization of strategic management process, development and implementation of corporate strategy, realization of strategic projects, as well as management of financial investments of the Group. Mr. Miroshnichenko has also built solid experience in corporate governance as he has held director positions in Boards of Directors in a number of Russian electricity companies.  We believe Mr. Miroshnichenko’s qualifications to sit on our Board include his experience with strategic corporate projects and background in financial investment management and corporate governance.

Evgeny Rasskazov has been a director since October 2011.  Mr. Rasskazov is the Head of Department for target capital structure for INTER RAO UES (the “Group”). He is responsible for the Group’s projects and initiatives in equity capital markets, optimization of the Group’s capital structure and management of equity participations in the asset portfolio. Mr. Rasskazov has extensive experience in investment banking and corporate finance projects, developed through positions held previously in global investment banking firms Merrill Lynch and Barclays Capital.  We believe Mr. Rasskazov’s qualifications to sit on our Board include his experience with corporate financing and investment banking as well as his background in equity capital markets.  Mr. Rasskazov’s term will expire at the 2013 Annual Meeting, and he has not been nominated for re-election at the Annual Meeting. Mr. Rasskazov will continue to serve on the Board until the Annual Meeting.

Johannes M. Roth has been a director since April 2013.  Mr. Roth is the founder and Managing Director of FiveT Capital Holding AG, an investment holding company based in Switzerland with businesses specializing in asset management, risk management and alternative investments. Mr. Roth is also a Portfolio Manager and Managing Director at FiveT Capital AG, Zürich, Switzerland, which advises several long-only funds and operates an asset management business for high net-worth individuals. We believe Mr. Roth’s qualifications to sit on our Board include his background in financial investment management and equity capital markets and his experience in management positions.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held four  meetings during the fiscal year ended December 31, 2012 (“Fiscal 2012”). The Board of Directors has established three standing committees, an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Corporate Governance and Nominating Committee (the “Governance Committee”). During Fiscal 2012, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served).

Discussed below in greater detail, the Board of Directors administers its risk oversight function directly and through its Audit Committee and Corporate Governance and Nominating Committee.  The Board and each of these Committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them.  The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance, while the Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning, stakeholder responses to the Company’s ethics and business practices.

The Chief Financial Officer and the General Counsel report to the Board of Directors regarding ongoing risk management activities at the regularly scheduled, quarterly Board of Directors meetings and may report on risk management activities more frequently, as appropriate.  Additionally, risk management is a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings.

Audit Committee

The Audit Committee consists of Messrs. Garberding (Chair), Willis and Hickey, and Ms. Helmer. The Audit Committee held five meetings during Fiscal 2012 and each member attended all of the meetings during the period in which such person served on the committee.

Audit Committee Report

The Audit Committee of the Board of Directors is currently composed of four directors, each of whom is an independent director as defined in the NASDAQ Rules and the applicable rules of the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors has made a determination that Mr. Garberding qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC. Mr. Garberding’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

The Audit Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. A more complete description of the Audit Committee’s functions is set forth in the Audit Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com.

In accordance with the Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent auditors, KPMG LLP (“KPMG”), report directly to the Audit Committee and are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company’s independent auditors, (ii) evaluating such independent auditors’ qualifications, independence and performance, (iii) determining the compensation for such independent auditors, and (iv) approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements including the work of the independent auditors. The Audit Committee reports to the Board of Directors with regard to:

  the scope of the annual audit;

  fees to be paid to the auditors;

  the performance of the Company’s independent auditors;

  compliance with accounting and financial policies; and

  the Company’s procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with management of the Company and KPMG, the Company’s 2012 quarterly unaudited interim consolidated financial statements and 2012 annual consolidated financial statements, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2012. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

Additionally, the Audit Committee has discussed with KPMG any matters required to be discussed under professional standards which include, among other items, matters related to the conduct of the audit of the Company’s annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that KPMG discussed with management, if any, the ramifications of using such alternative treatments and other written communications between KPMG and management.

KPMG has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee has also concluded that KPMG’s performance of non-audit services is compatible with KPMG’s independence.

The Audit Committee also discussed with KPMG their overall scope and plans for their audit and met with KPMG, with and without management present, to discuss the results of their audit, and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with KPMG whether there were any audit problems or difficulties, and management’s response.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. This report is provided by the following independent directors, who constitute the Audit Committee:

Larry G. Garberding (Chairman)

Maureen O. Helmer

Gary K. Willis

Douglas Hickey

Independent Auditors Fees

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements and fees billed for other services rendered by KPMG:

	2012	2011
Audit Fees	$435,000	$480,000
Audit-Related Fees	51,500	55,300
Tax Fees	-	-
Other	-	-
Total	$486,500	$535,300

In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.

The Audit Committee approved all audit and non-audit services provided to the Company by KPMG during Fiscal 2012.

Compensation Committee

 The Compensation Committee consists of Messrs. Willis (Chair), McNamee and Hickey, each of whom is an independent director under the NASDAQ Rules. The Compensation Committee held four meetings during Fiscal 2012. See “Report of the Compensation Committee and the Board of Directors on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation” for a further description of the activities of the Compensation Committee in Fiscal 2012. The Compensation Committee’s primary responsibilities include (i) discharging the responsibilities of the Board of Directors of the Company relating to compensation of the Company’s executive officers, (ii) providing oversight of the Company’s benefit, perquisite and employee equity programs, and (iii) reviewing the adequacy of the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. ..

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “Governance Committee”) consists of Ms. Helmer (Chair) and Messrs. Garberding and Hickey, each of whom is an independent director under the NASDAQ Rules. The Governance Committee held four meetings during Fiscal 2012. The Governance Committee’s responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the NASDAQ Rules, (iii) identifying individuals qualified to become board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Governance Committee’s functions is set forth in the Governance Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com.

Director Compensation

The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (the “Plan”) to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considers whether the Plan fairly compensates the Company’s directors when considering the work required in a company of the size and scope of the Company. Employee directors do not receive additional compensation for their services as directors. The following is a summary of the Plan:

Pursuant to the current form of the Plan, upon initial election or appointment to the Board of Directors, new non-employee directors receive non-qualified stock options to purchase 65,000 shares (50,000 shares for any new non-employee Chairman) of Common Stock with an exercise price equal to fair market value on the date of grant and that are fully vested on the first anniversary of the date of the grant. Each year of a non-employee director’s tenure, the director will receive non-qualified options to purchase 10,000 shares (15,000 shares for any non-employee Chairman), plus non-qualified options to purchase an additional 5,000 shares if the director serves as chairman of the Audit Committee and non-qualified options to purchase an additional 2,000 shares if the director serves as chairman of any other committee, including the Compensation Committee and the Corporate Governance and Nominating Committee. These annual options, with an exercise price equal to fair market value on the grant date, fully vest on the first anniversary of the date of the grant.

In addition, under the current form of the Plan each non-employee director is paid an annual retainer of $40,000 ($85,000 for any non-employee Chairman) for their services. Committee members receive additional annual retainers in accordance with the following table:

Committee	Non-Employee Chairman	Non-Employee Director
Audit Committee	$ 20,000	$ 15,000

Compensation Committee	15,000	5,000

Corporate Governance and Nominating Committee	10,000	5,000

These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. The total amount of the annual retainers are paid in a combination of fifty percent (50%) cash and fifty percent (50%) Common Stock, with an option to receive up to one hundred percent (100%) Common Stock, at the election of the non-employee director.  At the Board’s discretion, directors may receive a greater portion of the foregoing amounts, up to eighty percent (80%), in cash. All such stock shall be fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at board meetings.

Non-Employee Director Compensation Table

The following table provides information for non-employee directors who served during Fiscal 2012.

	Fees Earned or Paid in
Name	Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Total ($)

Douglas Hickey	35,000	35,000	9,960	79,960

Evgeny Miroshnichenko	4,022	4,022	-	8,044

Evgeny Rasskazov	4,022	4,022	-	8,044

Gary Willis	35,000	35,000	9,960	79,960

George McNamee	72,000	18,000	12,450	102,450

Larry Garberding	32,500	32,500	12,450	77,450

Maureen Helmer	30,000	30,000	8,300	68,300

(1)   This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2012 fiscal year for the fair value of restricted stock earned in 2011.  Fair value is calculated using the closing price of Plug Power stock on the date of grant.  Stock awards granted to directors vest immediately.

  Douglas Hickey has no unexercised stock awards.  Stock awards earned by Mr. Hickey in 2012 include 6,890 shares granted on April 2, 2012 with a grant date fair value of $1.27, 7,675 shares granted July 2, 2012 with a grant date fair value of $1.14, 10,542 shares granted October 1, 2012 with a grant date fair value of $0.83, and 17,500 shares granted on January on 2, 2013 with a grant date fair value of $0.50.

  Evgeny Miroshnichenko has no unexercised stock awards.  Stock awards earned by Mr. Miroschnichenko in 2012 include 8,043 shares granted on January 2, 2013 with a grant date fair value of $0.50.

  Evgeny Rasskazov has no unexercised stock awards.  Stock awards earned by Mr. Rasskazov in 2012 include 8,043 shares granted on January 2, 2013 with a grant date fair value of $0.50

  Gary Willis has no unexercised stock awards.  Stock awards earned by Mr. Willis in 2012 include 6,890 shares granted on April 2, 2012 with a grant date fair value of $1.27, 7,675 shares granted July 2, 2012 with a grant date fair value of $1.14, 10,542 shares granted October 1, 2012 with a grant date fair value of $0.83, and 17,500 shares granted on January on 2, 2013 with a grant date fair value of $0.50.

  George McNamee has no unexercised stock awards.  Stock awards earned by Mr. McNamee in 2012 include 3,543 shares granted on April 2, 2012 with a grant date fair value of $1.27, 3,947 shares granted July 2, 2012 with a grant date fair value of $1.14, 5,422 shares granted October 1, 2012 with a grant date fair value of $0.83, and 9,000 shares granted on January on 2, 2013 with a grant date fair value of $0.50.

  Larry Garberding has no unexercised stock awards.  Stock awards earned by Mr. Garberding in 2012 include 6,398 shares granted on April 2, 2012 with a grant date fair value of $1.27, 7,127 shares granted July 2, 2012 with a grant date fair value of $1.14, 9,789 shares granted October 1, 2012 with a grant date fair value of $0.83, and 16,250 shares granted on January on 2, 2013 with a grant date fair value of $0.50.

  Maureen Helmer has no unexercised stock awards.  Stock awards earned by Ms. Helmer in 2012 include 5,906 shares granted on April 2, 2012 with a grant date fair value of $1.27, 6,579 shares granted July 2, 2012 with a grant date fair value of $1.14, 9,036 shares granted October 1, 2012 with a grant date fair value of $0.83, and 15,000 shares granted on January on 2, 2013 with a grant date fair value of $0.50.

(2)   This column represents the aggregate grant date fair value of the option award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures.  For additional information on the valuation assumptions with respect to option awards, refer to note 14 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

  Douglas Hickey has 81,000 unexercised option awards including 55,336 unvested awards.  Option awards for 2012 include 12,000 shares granted on May 16, 2012 with a grant date fair value of $0.83.

  Gary Willis has 101,600 unexercised option awards including 55,336 unvested awards.  Option awards for 2012 include 12,000 shares granted on May 16, 2012 with a grant date fair value of $0.83.

  George McNamee has 118,500 unexercised option awards including 58,336 unvested awards.  Option awards for 2012 include 15,000 shares granted on May 16, 2012 with a grant date fair value of $0.83.

  Larry Garberding has 106,000 unexercised option awards including 58,336 unvested awards.  Option awards for 2012 include 15,000 shares granted on May 16, 2012 with a grant date fair value of $0.83.

  Maureen Helmer has 98,200 unexercised option awards including 53,336 unvested awards.  Option awards for 2012 include 15,000 shares granted on May 16, 2012 with a grant date fair value of $0.83.

Policy Governing Director Attendance at Annual Meetings

The Board of Directors has adopted a formal policy that all directors are expected to attend the Company’s Annual Meetings of Stockholders in person, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2012 Annual Meeting, the Company had five directors and each director attended the 2012 Annual Meeting.

Policies Governing Director Nominations

Securityholder Recommendations

The Governance Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Governance Committee. All securityholder recommendations for director candidates must be submitted to the Company’s Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Governance Committee. We did not receive any securityholder recommendations for director candidates for election at the 2013 annual meeting. All securityholder recommendations for director candidates for election at the Company’s 2014 annual meeting must be submitted to the Company’s Corporate Secretary on or before March 29, 2014 and must include the following information:

  the name and address of record of the stockholder;

  a representation that the securityholder is a record holder of the Company’s stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on the Board of Directors approved by the Governance Committee from time to time;

  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

  the consent of the proposed director candidate (i) to be named in the proxy statement relating to the Annual Meeting of Stockholders and (ii) to serve as a director if elected at such annual meeting; and

  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

 Board Membership Criteria

The Governance Committee has established criteria for membership on the Board of Directors. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by a Governance Committee-recommended nominee for a position on the Board of Directors:

  The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of the Company and its stockholders.

In addition to the minimum qualifications for each nominee set forth above, the Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:

  the Board of Directors will be comprised of a majority of “independent directors” in accordance with NASDAQ rules;

  each of the Audit, Compensation and Governance Committees shall be comprised entirely of independent directors;

  each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

  at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.

The Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing members of the Board of Directors and other nominees, best serve the interests of the Company and its stockholders.

Identifying and Evaluating Nominees

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Company’s Corporate Governance and Nominating Committee will apply the criteria set forth in Plug Power’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders.  Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  For a more comprehensive discussion of our Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates, please refer to the section of this document titled “Policies Governing Director Nominations.”

To review the effectiveness of assessing the diverse skills, qualifications and backgrounds of Director Nominations, the Board of Directors and each of the three standing Board Committees conduct annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.

Contacting the Board of Directors

You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. The ages of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and is as of May 10, 2013.

Executive Officers	Age	Position

Andrew Marsh	57	President, Chief Executive Officer and Director

David P. Waldek	48	Interim Chief Financial Officer

Jill McCoskey	45	Chief Accounting Officer

Gerard L. Conway, Jr.	48	General Counsel, Corporate Secretary and Senior Vice President

Erik Hansen	41	Senior Vice President

Adrian Corless	46	Chief Technology Officer, Senior Vice President

The principal occupation and business experience for at least the last five years for each executive officer of the Company is set forth below.  The biographies of each of the executive officers below contains information regarding the person’s service as an executive, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as an executive officer.

Andrew Marsh’s biographical information can be found in the section entitled “Information about our Directors” in this Proxy Statement.

David P. Waldek has been a founding partner of CFO Advisory Group, LLC, financial and business solutions advisory firm, since 2005. Prior to founding CFO Advisory Group, Mr. Waldek served as Chief Financial Officer of Albany Molecular Research, Inc., a publicly held drug discovery and development company, from March 1999 to November 2004. While at Albany Molecular Research, Inc., he was responsible for development and execution of the company’s financial and strategic vision with operation responsibility over finance, business development, investor relations, information technology and facilitates management. Mr. Waldek holds a Bachelors of Science Degree in Economics from the University of Rochester and an M.B.A in Finance from the William E. Simon Graduate School of Business Administration.

Jill McCoskey has served as Controller of the Company since 2008. Prior to that, she served as the Controller of Consolidations and Financial Reporting at Philips Medical Systems MR Inc. from November 2006 to December 2007. Her responsibilities at Philips Medical Systems MR Inc. included leading the corporate accounting department. She holds a Bachelors of Science Degree in Accounting from Clarkson University, and an M.B.A. from the University at Albany, State University of New York.

     Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary since September 2004 and, since March 2009, has also served as Senior Vice President.  In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances and intellectual property.  He also serves as the Compliance Officer for securities matters affecting the Company. During his tenure, Mr. Conway served as Vice President of Government Relations from 2005 to June 2008 and in that capacity he advocated on energy issues, policies, legislation and regulations on the state, federal, national and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Prior to joining Plug Power, Mr. Conway spent four years as an Associate with Featherstonhaugh, Conway, Wiley & Clyne, LLP, where he concentrated in government relations, business and corporate law.  Mr. Conway has more than nineteen years of experience in general business, corporate real estate and government relations.  Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.

Erik Hansen joined Plug Power Inc. as Vice President of Business Development in 2008 and was appointed Senior Vice President in October of 2009.  Mr. Hansen is responsible for directing the sales of the Company.  Mr. Hansen has more than 15 years of experience with cutting edge technologies related to energy storage systems.  Prior to joining Plug Power, he was General Manager of Sales and Systems Engineering for Cobasys LLC in Orion, Michigan, where he worked for eight years.  In that role, Mr. Hansen led the decision-making and strategic planning for the manufacture and sales of advanced energy storage solutions for both the transportation and uninterruptible power systems.  Mr. Hansen holds a Bachelor of Science degree in Electrical Engineering and a Bachelor of Science degree in Computer Engineering, both from West Virginia University.

Adrian Corless joined Plug Power in April 2007 as Vice President of Technology and was appointed Chief Technology officer in June 2008.  As of February 2010, Mr. Corless was appointed Senior Vice President and Chief Technology Officer and is currently responsible for the development of Plug Power’s products as well as guiding Plug Power’s overall technology and Intellectual Property strategies.  Prior to joining Plug Power, Mr. Corless was the Chief Technical Officer of Cellex Power Products and was responsible for the technical aspects of the product development process.  Prior to joining Cellex, Mr. Corless worked for Ballard Power Systems Inc. and Excellsis Inc. latterly as Program Manager for the Phase 4 fuel cell bus program.  Mr. Corless is an active participant in the Industrial Truck Association, an executive board member of the Canadian Hydrogen and Fuel Cell Association, a Technical Advisory Board member for the NRC Institute for Fuel Cell Innovation, and a member of both UL and CSA standards development committees.  Mr. Corless holds a Masters of Applied Science degree in Mechanical Engineering from the University of Victoria and is a Registered Professional Engineer in British Columbia, Canada.

Subject to any terms of any employment agreement with the Company (as further described in this Proxy Statement), each of the executive officers holds his or her respective office until the regular annual meeting of the Board of Directors following the Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual incentive bonuses, long-term equity incentive compensation, and broad-based benefits programs. We place emphasis on pay-for-performance based incentive compensation, which is designed to reward our executives based on the achievement of predetermined performance goals.  This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, the other three most highly-compensated executive officers and an additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at the end of the last completed fiscal year as determined in accordance with applicable SEC rules, who are collectively referred to as the  “Named Executive Officers.”

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

  Attract and retain talented and experienced executives;

  Motivate and reward executives whose knowledge, skills and performance are critical to our success;

  Provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of shareholder value;

  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

  Motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives.

 Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.  Consistent with the emphasis we place on pay-for-performance based incentive compensation, long-term equity incentive compensation in the form of stock options and restricted stock constitute a significant portion of our total executive compensation.

Within the context of the overall objectives of our compensation programs, our Compensation Committee determined the specific amounts of compensation to be paid to each of our executives in 2012 based on a number of factors, including:

  Its understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

  Our executives’ performance during 2012 in general and as measured against predetermined performance goals;

  The nature, scope and level of our executives’ responsibilities;

  Our executives’ effectiveness in leading the Company’s initiatives to increase customer value, productivity and revenue growth;

  The individual experience and skills of, and expected contributions from, our executives;

  The executive’s contribution to the Company’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies;

  The amounts of compensation being paid to our other executives;

  The executive’s contribution to our financial results;

  Our executives’ historical compensation at our Company; and

  Any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation.  Compensation paid to our named executive officers in 2012 is discussed under each element.  In the descriptions below, we have identified particular compensation objectives which we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above.  Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary

We pay our executives a base salary which we review and determine annually.  We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives.  We also believe that attractive base salaries can motivate and reward executives for their overall performance.  Base salaries are, in part, established based on the individual experience, skills, expected contributions of our executives, and our executives’ performance during the prior year.

In 2012, the base salaries for our executives was as follows:  Mr. Marsh’s base salary increased from $375,000 to $450,000 per year, Gerald Anderson’s base salary increased from $300,000 to $330,000 per year (1), Mr. Conway’s base salary increased from $200,000 to $250,000 per year, Mr. Corless’ base salary increased from $215,000 to $230,000 per year, and Mr. Hansen’s base salary was $230,000 per year.   Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our Company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities, and other factors.  The initial base salaries that we negotiated with our executives were based on our understanding of the market at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives, and other factors.

(1)           Mr. Anderson was the Company’s Chief Financial Officer and Senior Vice President until he resigned effective April 26, 2013.

Annual Incentive Bonuses

Our named executive officers are eligible to receive annual incentive bonuses based on our pay-for-performance incentive compensation program.  They are eligible to receive annual incentive bonuses primarily based upon their performance as measured against predetermined individual performance goals, including financial measures, achievement of strategic objectives, and other factors.  The primary objective of this program is to motivate and reward our named executive officers for meeting individual performance goals.  We do not believe that every important aspect of executive performance is capable of being specifically quantified in a predetermined performance goal.  For example, events outside of our control may occur after we have established the named executive officers’ individual performance goals for the year that require our named executive officers to focus their attention on different or other strategic initiatives; thus, the individual performance goals may be modified during the fiscal year by the President and Chief Executive Officer, or the Board of Directors in the case of the President and Chief Executive Officer himself, to account for such events beyond our control.

Within our pay-for-performance incentive compensation program, specific performance attainment levels are indicated for each performance goal.  These performance attainment levels correlate to potential award amounts that are calculated as a percent of each executive’s base salary.

We established attainment levels for each of our executives, other than Mr. Marsh, as 10%, 20% or 30% of his or her base salary.  Since the annual incentive bonus is payable based on the achievement of each of the different levels of performance, the executive officer may earn between 0% and 30% of his base salary given his actual performance.  The 20% attainment level is considered the target level for each performance goal because it is challenging for the executive to attain, and the executive would meet expectations if he achieved this level.  The 10% attainment level is considered the threshold level for each performance goal because although still challenging, it is the minimum acceptable performance level.  The 30% attainment level is considered the maximum, or stretch, level for each performance goal because it is most challenging for the executive to attain, and the executive would have to exceed expectations to achieve this level.  Our maximum and threshold performance attainment levels are determined in relation to our target attainment levels and are intended to provide for correspondingly greater or lesser incentives in the event that performance is within an appropriate range above or below the target performance attainment level. .

We also established attainment levels for our Chief Executive Officer as 17%, 34% or 50% of his base salary.  Since the annual incentive bonus is payable based on the achievement of each of the different levels of performance, the Chief Executive Officer may earn between 0% and 50% of his base salary given his actual performance.  The 34% attainment level is considered the target level for each performance goal because it is challenging for the Chief Executive Officer to attain, and the executive would meet expectations if he achieved this level.  The 17% attainment level is considered the threshold level for each performance goal because although still challenging, it is the minimum acceptable performance level.  The 50% attainment level is considered the maximum, or stretch, level for each performance goal because it is most challenging for the Chief Executive Officer to attain, and the Chief Executive Officer would have to exceed expectations to achieve this level.  Our maximum and threshold performance attainment levels are determined in relation to our target attainment levels and are intended to provide for correspondingly greater or lesser incentives in the event that performance is within an appropriate range above or below the target performance attainment level.

As a way of linking each executive’s performance to corporate-wide strategy, the executives’ individual performance goals directly correlate to our corporate milestones, which management recommends to the Board of Directors and the Board of Directors approves after appropriate discussion and review.  The executives’ individual performance goals are determined in the same way as the corporate milestones such that management reviews how each executive may contribute to the corporate milestones and recommends individual performance goals to the Board of Directors.  The Board of Directors, after appropriate discussion and review, ultimately approves the individual performance goals.  Because disclosure of the specific individual performance goals would give competitors information that could be leveraged for competitive advantage, we do not disclose these specific individual performance goals or our executives’ actual performance against such goals.  Generally the individual performance goals, as well as the corporate milestones, include, but are not limited to, one or more of the following categories: (i) annual shipment targets, (ii) revenue, (iii) gross margin on product sales, (iv) EBITAS and (v) decrease costs of business operations.

Initially, the CEO, and other members of management as appropriate, make a recommendation to the Compensation Committee of the Board of Directors for each executive’s potential award amount based on his level of attainment of each of his individual performance goals (with the exception of the CEO himself whose level of attainment is evaluated by the Compensation Committee directly).  Ultimately, the Board of Directors, after review and discussion and recommendation from the Compensation Committee, determines the final achieved level of attainment for each executive’s individual performance goals.  In 2012, no bonuses related to performance goals accrued to any of our named executive officers.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options and restricted stock to executives as part of our total compensation package.  Consistent with our emphasis on pay-for-performance based incentive compensation, these awards represent a significant portion of total executive compensation.  Based on the stage of our Company’s development and the incentives we aim to provide to our executives, we have chosen to use either stock options or a combination of stock options and restricted stock as our long-term equity incentive awards.  Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our Company.

Additionally, the Board adopted stock ownership guidelines for named executives, effective as of August 15, 2005, which are also considered when granting long-term equity incentive awards to executives.  These guidelines provide a target level of Company equity holdings with which named executives are expected to comply within five (5) years from the latter of the effective date of the guidelines or the date the individual is first appointed as an executive.  The target stock holdings are determined as a multiple of the named executive’s base salary and then converted to a fixed number of shares. The named executive’s base salary is multiplied by five (5) for Chief Executive Officer and by three (3) for all other named executives; that product is divided by Plug Power’s 200-day average common stock price as reported by the NASDAQ Capital Market; and finally that amount is then rounded to the nearest 100 shares.  The following count towards satisfaction of these stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) stock held in the Plug Power Inc. Savings and Retirement Plan (401K Plan); (iii) restricted stock issued as part of an executive’s annual or other bonus whether or not vested; (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options as part of the Plug Power Inc. Employee Stock Option Plan (ESOP) times a factor of thirty-three percent; and (vi) shares held in trust.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company.  Stock options are earned on the basis of continued service and generally vest over three years, beginning with one-third vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date and the final one-third vesting on the third anniversary of the grant date, subject to acceleration in certain circumstances.  Stock option awards are made pursuant to our 2011 Stock Option and Incentive Plan.  Except as may otherwise be provided in the applicable stock option award agreement, stock option awards become fully exercisable upon a change of control under the 2011 Stock Option and Incentive Plan.  The exercise price of each stock option granted under our 2011 Stock Option and Incentive Plan is the closing price of our common stock on the NASDAQ Capital Market as of the effective date of each grant.

Grants to new hires and grants relating to an existing executive officer’s promotion may be made on a periodic basis.  All grants to executive officers are approved by the Compensation Committee.  We consider a number of factors in determining the number of stock options, if any, to grant to our executives, including:

  the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our named executive officers;

  the vesting schedule of the unvested stock options held by our named executive officers; and

  the amount and percentage of our total equity on a diluted basis held by our named executive officers.

Restricted stock awards provide our executive officers with shares of our stock that they may retain or trade; however, all executive officers must trade within their rights according to our Insider Trading Policy.  The restricted stock is intended to be a long-term incentive alternative to the stock option awards that may be appropriate for executive officers based on their performance and their critical skills.  Restricted stock awards may vest over three years, beginning with one-third vesting one year after the date of grant, then pro-rata vesting monthly thereafter. Restricted stock awards are made pursuant to our 2011 Stock Option and Incentive Plan.

On May 16, 2012 the stockholders approved an amendment to the 2011 Plan, to increase the number of shares of the Company’s common stock authorized for issuance under the 2011 Plan from 1,000,000 to 6,500,000.

On October 28, 2009, the Compensation Committee recommended and the Board of Directors approved a Long Term Incentive (LTI) Plan pursuant to the terms of the Company’s 1999 Stock Option and Incentive Plan. Designed as an incentive vehicle to support employee efforts, the LTI Plan seeks to increase shareholder value by encouraging Plug Power employees to continue to work diligently to further the Company’s long term goals.

Under the LTI Plan, a select group of critical employees received a Restricted Stock Unit Award Agreement (Agreement) awarding a one time grant of restricted stock units (RSUs) calculated using a multiple of the selected employee’s base salary. According to the Agreement, the restrictions on each participant’s RSU allocation will lapse over a three year period upon successful completion of weighted performance-based metrics. Specifically, restrictions on 25% of RSUs are tied to the Company’s achievement of revenue targets, while the restrictions on 75% of RSUs are tied to the Company’s achievement of earnings before interest expense, taxes, depreciation, amortization and non-cash charges for equity compensation (measurement referred to in the Agreement as “EBITDAS”) targets. Intended to supplement the annual employee incentive plan payout, the total number of RSUs on which restrictions shall lapse each year will vary depending on the Company’s progress achieving the corresponding threshold, target or stretch goals.

Restrictions shall lapse with respect to the corresponding revenue RSUs based on the following sample schedule, depending on the Company’s achievement of the Revenue targets for 2012:

FOR ACHIEVEMENT OF REVENUE PERFORMANCE TARGETS

	RSU	Percent	RSU's	RSU's
2011 PERFORMANCE	Allocation	Vesting	Earned	Forfeited
< Threshold	0	0%	0	4,789
>= Threshold and < Target	13,931	25%	3,483	1,306
>= Target and < Stretch	17,413	25%	4,353	436
>= Stretch	19,155	25%	4,789	0

	RSU	Percent	RSU's	RSU's
2012 PERFORMANCE	Allocation	Vesting	Earned	Forfeited
< Threshold	0	0%	0	10,535
>= Threshold and < Target	13,931	55%	7,662	2,873
>= Target and < Stretch	17,413	55%	9,577	958
>= Stretch	19,155	55%	10,535	0

Restrictions shall lapse with respect to the corresponding EBITDAS RSUs based on the following sample schedule, depending on the Company’s achievement of the EBITDAS targets for 2012:

FOR ACHIEVEMENT OF EBITDAS PERFORMANCE TARGETS

	RSU	Percent	RSU's	RSU's
2011 PERFORMANCE	Allocation	Vesting	Earned	Forfeited
< Threshold	0	0%	0	14,366
>= Threshold and < Target	41,791	25%	10,448	3,918
>= Target and < Stretch	52,240	25%	13,060	1,306
>= Stretch	57,463	25%	14,366	0
	RSU	Percent	RSU's	RSU's
2012 PERFORMANCE	Allocation	Vesting	Earned	Forfeited
< Threshold	0	0%	0	31,604
>= Threshold and < Target	41,791	55%	22,985	8,619
>= Target and < Stretch	52,240	55%	28,732	2,872
>= Stretch	57,463	55%	31,604	0

      For example, assuming the Company achieves stretch revenue and EBITDAS metrics, restrictions on a maximum of 25% of total awarded RSUs will lapse in 2013 for performance in 2012.  Alternatively, if at the end of the fiscal year it is determined that the Company failed to achieve these articulated performance-based metrics, a percentage of RSUs will be forfeited for that fiscal year.

Pursuant to the terms of the Agreement, in the event stretch revenue and EBITDAS metrics were reached during each of the three years of the grant period commencing on January 1, 2010, we could have issued a maximum of 8,667,666 shares to LTI Plan participants, which would represent approximately 4.4% of total currently outstanding shares.  Restrictions on these shares only lapse in the event we perform at the articulated performance metrics.

In 2010, 2011, and 2012, no threshold, target or stretch revenue and EBITDAS performance-based metrics were reached.  Accordingly, no restrictions lapsed with respect to the 2010, 2011, and 2012 performance periods and all of the total awarded RSUs for Named Executive Officers were forfeited.

Broad-Based Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan.

Our Executive Compensation Process

        The Compensation Committee of our Board of Directors is responsible for determining the compensation for our named executive officers.  The Compensation Committee is composed entirely of non-employee directors who are “independent” as that term is defined in the applicable NASDAQ rules.  In determining executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives.  The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with regards to the Chief Executive Officer’s compensation.  The Compensation Committee makes its determination regarding executive compensation and then recommends such determination to the Board of Directors.  The Board of Directors ultimately approves executive compensation.

As a result, the total amount of compensation that we paid to our executives, the types of executive compensation programs we maintained, and the amount of compensation paid to our executives under each program has been determined by our Compensation Committee and Board of Directors based on their understanding of the market, experience in making these types of decisions, and judgment regarding the appropriate amounts and types of executive compensation to provide.

Summary Compensation

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid in the last three fiscal years to the Company's Named Executive Officers.

					Non-Equity
					Incentive Plan	All Other
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards ($) (3)	Compensation ($) (4)	Compensation ($)		Total ($)

Andrew Marsh	2012	443,654	-	- -		14,758	(5)	458,412
President, Chief Executive Officer and Director	2011	375,000	-	740,588	121,125	14,276	(5)	1,250,989
	2010	375,000	-	- -		12,526	(5)	387,526

Gerald A. Anderson (10)	2012	327,462	-	- -		10,002	(6)	337,464
Chief Financial Officer and Senior Vice President	2011	300,000	-	421,708	57,000	9,507	(6)	788,215
	2010	258,654	-	- -		12,526	(6)	271,180

Gerard L. Conway, Jr.	2012	245,769	-	- -		180	(7)	245,949
General Counsel, Corporate Secretary and Senior	2011	200,000	-	245,130	38,000	180	(7)	483,310
Vice President	2010	200,000	-	- -		180	(7)	200,180

Erik J. Hansen	2012	230,000	43,700	- -		11,399	(8)	285,099
Senior Vice President	2011	230,000	-	245,130	251,700	175,784	(8)	902,614
	2010	209,034	-	- -		9,346	(8)	218,380

Adrian Corless	2012	228,731	-	- -		180	(9)	228,911
Chief Technology Officer, Senior Vice President	2011	215,000	-	245,130	40,850	5,215	(9)	506,195
	2010	215,827	-	- -		61,122	(9)	276,949

(1)	This column represents the dollar amount of base salary actually paid to executives.

(2)	This column represents the dollar amount of bonuses paid to executives in 2012.

(3)

This column represents the aggregate grant date fair value of the option award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures.  For additional information on the valuation assumptions with respect to option awards, refer to note 6 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(4)	This column represents the dollar amount of bonuses paid to executives in 2012 under a non-equity incentive plan earned in 2011.

(5)

Includes the Company’s share of contributions on behalf of Mr. Marsh to the Plug Power 401(k) savings plan in the amount of $14,242, $13,760, and $12,250 in the years ended 2012, 2011 and 2010, respectively, payments of $516, $516 and $276 for supplemental life insurance premiums in the years ended 2012, 2011 and 2010.

(6)

Includes the Company’s share of contributions on behalf of Mr. Anderson to the Plug Power 401(k) savings plan in the amount of $9,486, $9,231, and $12,250 in the years ended 2012, 2011 and 2010, respectively, and payments of $516, $276 and $276 for supplemental life insurance premiums in the years ended 2012, 2011 and 2010, respectively.

(7)	Includes payments of $180, $180 and $180 for supplemental life insurance premiums in the years ended 2012, 2011 and 2010, respectively.

(8)

Includes the Company’s share of contributions on behalf of Mr. Hansen to the Plug Power 401(k) savings plan in the amount of $11,279, $9,246, and $9,346 in the years ended 2012, 2011 and 2010, respectively, payment of $166,418 for moving and relocation expenses in 2011, and payment of $120, $120 and $0 for supplemental life insurance premiums in the years ended 2012, 2011 and 2010, respectively.

(9)

Includes payments of $180, $180 and $120 for supplemental life insurance premiums in the years ended 2012, 2011 and 2010, respectively, as well as a stipend of $5,035 and $61,002 related to moving and relocation expenses in 2011 and 2010, respectively, and approximately $27,000 in moving and relocation expenses in 2012.

(10)	Mr. Anderson was the Company’s Chief Financial Officer and Senior Vice President until he resigned effective April 26, 2013.

Grants of Plan-Based Awards Table

        There were no equity awards granted to the named executive officers in 2012.

  Employment Agreements

The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $450,000 and is eligible to: (i) receive an annual incentive bonus of up to an amount equal to fifty percent (50%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit and executive perquisites. Mr. Marsh’s employment may be terminated by the Company for “Cause”, as defined in the agreement, or by Mr. Marsh for “Good Reason”, as defined in the agreement, or without “Good Reason” upon written notice of termination to the Company. If Mr. Marsh’s employment is terminated by the Company for any reason other than Cause, death or disability, or in the event that Mr. Marsh terminates his employment with the Company and is able to establish “Good Reason”, the Company is obligated to pay Mr. Marsh the sum of the following amounts:

(i)	any earned but unpaid annual base salary,
(ii)	incentive bonus earned but not yet paid,
(iii)	unpaid expense reimbursements,
(iv)	accrued but unused vacation, plus
(v)	any benefits that may have vested under any employee benefit plan of the Company through the date of termination; plus:
(a) one (1) times annual base salary and
(b) one (1) times the annual incentive bonus for the immediately preceding fiscal year.

In addition, Mr. Marsh is entitled to fully vest as of the date of termination in any outstanding restricted stock, stock options and other stock awards previously granted that would have vested had he remained an employee for an additional twelve (12) months following the date of termination. Furthermore, the Company is required to continue paying health insurance and other benefits to Mr. Marsh and his eligible family members for twelve (12) months following his termination. The agreement also provides, among other things, that if, within twelve (12) months after a “Change in Control”, as defined in the agreement, the Company terminates such executive’s employment without Cause, then such executive shall be entitled to :

(i)

receive a lump sum payment equal to three (3) times the sum of (1) his current annual base salary plus (2) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change of Control, if higher),

(ii)	continued vesting of his stock options and other stock-based awards for twelve (12) months following the Change of Control as if he had remained an active employee, and
(iii)	receive benefits, including health and life insurance for twelve (12) months following the Change of Control.

The Company and Mr. Anderson were parties to employment agreement pursuant to which Mr. Anderson receives an annual base salary of $330,000.  Mr. Anderson’s employment may be terminated for “Cause”, as defined in the agreement, or by Mr. Anderson for “Good Reason”, as defined in the agreement, or without “Good Reason” upon written notice of termination to us.  If Mr. Anderson’s employment was terminated by the Company for any reason other than Cause, death or disability, the Company was obligated to accelerate vesting in his options by twelve (12) months following the termination, and also pay Mr. Anderson a lump sum equal to the sum of:

o    two (2) times his current annual base salary and

o    his annual bonus for the fiscal year immediately prior to such termination

The agreement also provided, among other things, that if, within twelve (12) months after a “Change in Control”, as defined in the agreement, we terminated such executive’s employment without Cause, then such executive would be entitled to:

(i)

receive a lump sum payment equal to two (2) times the sum of (1) his annual base salary in effect immediately prior to the terminating event, plus (2) his annual bonus for the fiscal year immediately prior to the terminating event;

(ii)	accelerate vesting in his options for twelve months following the terminating event; and
(iii)	receive benefits, including health and life insurance for twelve (12) months following the terminating event.

The Company and Messrs. Conway, Hansen and Corless are parties to Executive Employment Agreements pursuant to which if any of their employment is terminated by the Company for any reason other than “Cause”, as defined in the agreement, death or disability, or in the event that any terminates his employment with the Company and is able to establish “Good Reason”, as defined in the agreement, the Company is obligated to pay each the sum of the following amounts:

(i)	any earned but unpaid annual base salary,
(ii)	incentive bonus earned but not yet paid,
(iii)	unpaid expense reimbursements,
(iv)	accrued but unused vacation, plus
(v)	any benefits that may have vested under any employee benefit plan of the Company through the date of termination; plus (a) one (1) times annual base salary.

In addition, each is entitled to exercise any vested stock options for twelve (12) months following the date of termination. Furthermore, the Company is required to continue paying health insurance and other benefits to each and his eligible family members for twelve (12) months following his termination. The Executive Employment Agreements also provide, among other things, that if, within twelve (12) months after a “Change in Control”, as defined in the agreement, the Company terminates such executive’s employment without Cause, then such executive shall be entitled to:

(i)

receive a lump sum payment equal to the sum of (1) his average annual base salary over the three (3) fiscal years immediately prior to the Change of Control (or the executive’s annual base salary in effect immediately prior to the Change of Control, if higher) and (2) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive’s annual bonus in effect immediately prior to the Change of Control, if higher),

(ii)	continued vesting of his stock options for twelve (12) months following the Change of Control as if he had remained an active employee, and
(iii)	receive benefits, including health and life insurance for twelve (12) months following the Change of Control.

2012 Stock Option Grants

There were no equity awards granted to the named executive officers in 2012.

  Outstanding Equity Awards at 2012 Fiscal Year-End

        The following table provides information on the holdings of stock options by the Named Executive Officers as of December 31, 2012.   For additional information about the option awards and stock awards, see the description of equity incentive compensation in the section titled “Compensation Discussion and Analysis.”

	Option Awards				Stock Awards
					Equity Incentive	Equity Incentive Plan
	Number of	Number of			Plan Awards:	Awards: Market or
	Securities	Securities			Number of Unearned	Payout Value Of
	Underlying	Underlying			Shares, Units, or	Unearned Shares,
	Unexercised	Unexercised	Option		Other Rights That	Units, or Other Rights
	Options (#)	Options (#)	Exercise	Option	Have Not Yet	That Have Not Yet
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (1)	Vested ($) (2)
Andrew Marsh	40,000		35.80	04/08/18	51,563	105,189
	167		9.50	05/20/19
		83	9.50	05/20/19
		106,600	6.10	04/13/21
		200,000	2.17	12/13/21
Gerald A. Anderson	4,500		33.30	07/09/17	31,731	64,731
	2,700		26.00	01/24/18
	167		9.50	05/20/19
		83	9.50	05/20/19
		65,600	6.10	04/13/21
		100,000	2.17	12/13/21
Gerard L. Conway, Jr.	800		67.30	12/22/13	19,039	38,840
	1,200		53.90	01/28/15
	3,000		55.80	02/01/16
	3,000		37.50	02/14/17
	2,700		26.00	01/24/18
	167		9.50	05/20/19
		83	9.50	05/20/19
		41,000	6.10	04/13/21
		50,000	2.17	12/13/21

Erik J. Hansen	5,000		8.60	10/29/18	19,039	38,840
	167		9.50	05/20/19
		83	9.50	05/20/19
		41,000	6.10	04/13/21
		50,000	2.17	12/13/21
Adrian Corless	3,000		32.40	04/04/17	18,389	37,514
	2,700		24.20	07/30/18
	167		9.50	05/20/19
		83	9.50	05/20/19
		41,000	6.10	04/13/21
		50,000	2.17	12/13/21

(1)	This column represents the number of shares that have not yet vested, and have not yet been earned. The number of shares is based on achieving threshold performance of goals.

(2)	This column represents the market value of the unearned restricted stock awards using the stock price at the end of fiscal year 2012.

Option Exercises and Stock Vested in Fiscal 2012 Table

There were no option exercises or stock awards vested during the year for the named executive officers.

Potential Payments Upon Termination or Change-in-Control

The Company and Messrs. Marsh, Anderson, Conway, Hansen and Corless are parties to employment agreements, respectively, that provide for a potential payment upon termination for other than “Cause” as discussed above in Employment Agreements.

Such payments by the Company to any of Messrs. Marsh, Anderson, Conway, Hansen, or Corless are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company and in no event is the executive entitled to receive any such payment after he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.  We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time they joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive.  Additionally, we believe that providing severance upon a termination without cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.

The following are excerpts of the definitions of Cause and Terminating Events from the Employment Agreements referenced above.

“Cause” shall mean (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (ii) conviction of the Executive of a crime involving moral turpitude, (iii)  the failure to perform to the reasonable satisfaction of the Board a substantial portion of the Executive’s duties and responsibilities assigned or delegated under this Agreement (other than any such failure after the Executive gives notice of termination for “Good Reason”), which failure continues, in the reasonable judgment of the Board, after written notice given to the Executive by the Board.  For purposes of this definition (i) hereof, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive without reasonable belief that the Executive’s act, or failure to act, was in the best interests of the Company and its subsidiaries and affiliates. “Cause” may also include (i) the failure or refusal of the named executive to render services to us in accordance with his obligations under the employment agreement or a determination by us that the named executive has failed to perform the duties of his employment; (ii) disloyalty, gross negligence, dishonesty, breach of fiduciary duty or breach of the terms of the employment agreement or the other agreements executed in connection therewith; (iii) the commission by the named executive of an act of fraud, embezzlement or disregard of our rules or policies or the commission by the named executive of any other action which injures us; (iv) acts which, in the judgment of our board of directors, would tend to generate adverse publicity toward us; (v) the commission, or plea of nolo contendere, by the named executive of a felony; (vi) the commission of an act which constitutes unfair competition with us or which induces any of our customers to breach a contract with us; or (vii) a breach by the named executive of the terms of the non-competition and non-solicitation agreement or the employee nondisclosure and developments agreement between us and the named executive.

        “Terminating Event” shall mean a termination by the Company of the employment of the Executive with the Company for any reason other than (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (ii) conviction of the Executive of a crime involving moral turpitude, or (iii) the gross or willful failure by the Executive to substantially perform the Executive’s duties with the Company, which failure is not cured within thirty (30) days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company (the “Board”) which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive’s duties, or (iv) the failure by the Executive to perform his full-time duties with the Company by reason of his death or Disability.  For purposes of clauses (i) and (iii) of this Section 1(a), no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive without reasonable belief that the Executive’s act, or failure to act, was in the best interests of the Company and its subsidiaries and affiliates.  For purposes of this Agreement, “Disability” shall mean the Executive’s incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months if the Company shall have given the Executive a Notice of Termination and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of his duties.

If Mr. Marsh had been terminated without cause on December 31, 2012, the approximate value of the severance package, including, as mentioned above in Employment Agreements, salary, benefits and equity awards, under his employment agreement would have been $733,492. This includes an acceleration of any remaining unvested options granted to such named executive under the 1999 Stock Option and Incentive Plan and the 2011 Stock Option and Incentive Plan. If Mr. Anderson, Conway, Hansen or Corless had been terminated without cause on December 31, 2012, the approximate value of the severance packages, including, as mentioned above in Employment Agreements, salary, benefits and equity awards, under the employment agreement for such named executive would have been for Mr. Anderson $810,742, for Mr. Conway $311,359, for Mr. Hansen $504,222 and Mr. Corless $293,054.

        The Company and Messrs. Marsh, Anderson, Conway, Hansen, and Corless are parties to employment agreements, respectively, that provide for a potential payment upon a “Change of Control”, as discussed above in Employment Agreements.  Such payments by the Company to the executive are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company and in no event is Messrs. Marsh, Anderson, Conway, Hansen or Corless  entitled to receive any such payment after he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executives respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.

The following is an excerpt of the definition of Change of Control from the Employment Agreements referenced above.

“Change in Control” shall be deemed to have occurred in any one of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries, INTER RAO Captial, together with all Affiliates and Associates (as such terms are hereinafter defined) of such person), shall become the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the then outstanding shares of common stock of the Company (the “Stock”) (other than as a result of an acquisition of securities directly from the Company); or

(ii)

persons who, as of the effective date of this Agreement (the “Effective Date”), constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)

Upon (A) the consummation of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, did not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the completion of a liquidation or dissolution that has been approved by the stockholders of the Company; or

(iv)

INTER RAO Capital, together with all Affiliates and Associates (as such terms are hereinafter defined) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the then outstanding Stock (other than as a result of an acquisition of securities directly from the Company).

For purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement; provided, however, that no person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his position as director or officer of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clauses (i) or (iv) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock outstanding, increases the proportionate number of shares of Stock beneficially owned by any person to 25% or more (or 50% or more in the case of clause (iv)) of the shares of Stock then outstanding; provided, however, that if any such person shall at any time following such acquisition of securities by the Company become the beneficial owner of any additional shares of Stock (other than pursuant to a stock split, stock dividend, or similar transaction) and such person immediately thereafter is the beneficial owner of 25% or more (or 50% or more in the case of clause (iv)) of the shares of Stock then outstanding, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i) or (iv), as applicable.

 “Change-in-control” may also generally mean any of the following: (1) a sale or other disposition of all or substantially all of our assets; or (2) a merger or consolidation after which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction.  We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive.  Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time.  As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction.  We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

If a change-in-control had occurred on December 31, 2012 and on that date Messrs. Marsh, Anderson, Conway, Hansen or Corless had been terminated without Cause, experienced a material negative change in his or her compensation or responsibilities or was required to be based at a location more than fifty (50) miles from his or her current work location, the value of the change-of-control provisions, including, as mentioned above, salary, benefits, vested equity awards and expected bonus, under the employment or executive severance agreements for each such named executive would have been as follows: Mr. Marsh $1,849,780, Mr. Anderson $705,986, Mr. Conway $333,748, Mr. Hansen $527,766 and Mr. Corless $316,598.

The following Report of the Compensation Committee of the Board of Directors on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

Compensation Committee Report

The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer (See the section entitled “Executive Compensation”). The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs, and reviews the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the NASDAQ Rules.

In general, the Compensation Committee designs compensation to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company’s stockholders. We rely upon our judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting our judgments include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Company’s financial results; the executive’s effectiveness in leading the Company’s initiatives to increase customer value, productivity and revenue growth; and the executive’s contribution to the Company’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with Management.  Based on its review and discussions with Management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2012 and the Company’s 2013 Proxy statement.  This report on executive compensation for Fiscal 2012  is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Gary K. Willis (Chairman)

George C. McNamee

Douglas Hickey

Compensation Committee Interlocks and Insider Participation

During Fiscal 2012, Messrs. Willis (Chairman) and McNamee served as members of the Compensation Committee.  None of them had any relationship with the Company requiring disclosure under applicable rules and regulations of the SEC.

PROPOSAL 2: APPROVAL OF AMENDMENT OF THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Introduction

The Board of Directors is recommending that the stockholders approve the Company’s Third Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio within a range of 1:10 to 1:25. If this proposal is approved, the Board of Directors or a committee of the Board of Directors will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If the Board of Directors decides to implement the split, it will become effective upon the filing of the amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board of Directors or committee. The total number of authorized shares of Common Stock would remain unchanged at its current total of 245,000,000. The form of amendment to the Charter to effect the reverse split is attached as Appendix A to this Proxy Statement.

Purpose and Background of the Reverse Split

The Board of Directors’ primary objectives in proposing the reverse split are to raise the per share trading price of our Common Stock and to increase the number of shares of our authorized but unissued Common Stock. The Board of Directors believes that the reverse split would, among other things, (i) better enable the Company to maintain the listing of its Common Stock on The NASDAQ Capital Market, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (iii) better enable the Company to raise funds to finance its planned operations.

The Company’s Common Stock has been listed on The NASDAQ Capital Market since June 7, 2010, when the Company’s stock was transferred from The NASDAQ Global Market. On October 12, 2012, the Company received a notice from The NASDAQ Capital Market that the Company was not in compliance with NASDAQ Marketplace Rule 5550(a)(2) because the bid price of the Company’s common stock closed below the required minimum $1.00 per share for the previous 30 consecutive business days. In accordance with NASDAQ rules, Plug Power had a period of 180 calendar days, until April 10, 2013, to regain compliance with the minimum bid price rule. On April 12, 2013, the Company received a notice from The NASDAQ Capital Market indicating that the Company did not regain compliance with the minimum bid price rule, because the Company's common stock did not maintain a minimum closing bid price of $1.00 per share over a period of 10 consecutive business days ending on or prior to April 10, 2013. In accordance with NASDAQ rules, the Company was given an additional period of 180 calendar days, until October 7, 2013, to regain compliance with the minimum bid price rule. If at any time before October 7, 2013, the closing bid price of the Company's common stock is $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with the minimum bid price rule.

If a delisting from The NASDAQ Capital Market were to occur, the Common Stock would then likely trade on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, The NASDAQ Capital Market.

The closing sale price of the Company’s Common Stock on May 17, 2013 was $0.24 per share. The Board of Directors has considered the potential harm to the Company of a delisting from The NASDAQ Capital Market and believes that a reverse stock split would help the Company regain compliance with NASDAQ’s minimum bid price listing standard.

The Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s Common Stock.

Furthermore, the Board of Directors believes that the reverse split would facilitate the Company’s efforts to raise capital to fund its planned operations. As previously disclosed in the Company’s periodic reports filed with the SEC, the Company will need to raise additional capital and may elect to do so through the issuance of equity securities. The reverse split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions.

The purpose of seeking stockholder approval of a range of exchange ratios from 1:10 to 1:25 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors or a committee of the Board of Directors would effect a reverse stock split only upon the Board of Directors or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio within the range of 1:10 to 1:25. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board of Directors or a committee of the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors or committee. If the Board of Directors or a committee of the Board of Directors does not implement the reverse stock split within 12 months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board of Directors believes that the reverse split will increase the price level of the Company’s Common Stock in order to, among other things, ensure continued compliance with The NASDAQ Capital Market’s minimum bid price listing standard and generate interest in the Company among investors. The Board of Directors cannot predict, however, the effect of the reverse split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split, which would reduce the market capitalization of the Company. The market price per post-reverse split share may not remain in excess of the $1.00 minimum bid price as required by The NASDAQ Capital Market, or the Company may not otherwise meet the additional requirements for continued listing on The NASDAQ Capital Market.  For example, in 2011, the Company implemented a 1:10 reverse split, but the share price ultimately traded below the $1.00 minimum bid price.  The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board of Directors cannot predict.

The reverse split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as quoted on The NASDAQ Capital Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

The principal effects of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 64,063,494 shares as of May 17, 2013 to a range of 6,406,349 to 2,562,539 shares, depending on the exact split ratio chosen by the Board of Directors or a committee of the Board of Directors, (ii) the conversion ratio for all outstanding shares of the Preferred Stock will be adjusted such that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock will be reduced to one-tenth to one-twenty-fifth of the number of shares of Common Stock that were issuable upon conversion of the Preferred Stock immediately before the Effective Date, (iii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-tenth to one-twenty-fifth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to ten to twenty-five times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split and (iv) the number of shares reserved for issuance pursuant to the Company’s 2011 Stock Option and Incentive Plan and Employee Stock Purchase Plan and will be reduced to one-tenth to one-twenty-fifth of the number of shares currently included in each such plan.

The reverse split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to one-tenth to one-twenty-fifth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The amendment will not change the terms of the Common Stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of  eliminating fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Because the Company will not reduce the number of authorized shares of Common Stock, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued at the Board of Directors’ discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the reverse split is approved by the Company’s stockholders, and the Board of Directors or a committee of the Board of Directors determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Charter, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company’s existing Common Stock will be converted into new Common Stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the Common Stock, as quoted on The NASDAQ Capital Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board of Directors or a committee of the Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors or committee will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s Common Stock, The NASDAQ Capital Market listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Common Stock.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following description of material U.S. federal income tax considerations regarding the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this proxy statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion is intended to provide only a general summary to stockholders who hold their shares of Common Stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the reverse stock split. This discussion does not address other federal taxes (such as the alternative minimum tax, gift or estate taxes, or the new unearned income Medicare contribution tax) or tax considerations under state, local or foreign laws. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) partnerships, subchapter S corporations, trusts or other pass-through entities; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) foreign persons, foreign entities or U.S. expatriates; (viii) stockholders whose functional currency is not the U.S. dollar; or (ix) persons who hold our Common Stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

The Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to the Stockholders of the Reverse Stock Split

A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our Common Stock before and after the reverse stock split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company Common Stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest.  However, some shareholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest.  Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, and which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Other Tax Considerations for Stockholders

The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse stock split, including the applicable federal, state, local and foreign tax consequences, if any.

Information Reporting and Backup Withholding

Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

 Vote Required for Approval

A quorum being present, the affirmative vote of a majority of outstanding shares of the Company’s Common Stock and  Preferred Stock (on an as-converted to Common Stock basis) entitled to vote as of the record date is required to approve the amendment of the Charter to effect a reverse split of the Common Stock in the range of 1:10 to 1:25.  For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes entitled to vote on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Introduction

The Audit Committee of the Board of Directors has appointed the firm of KPMG, independent auditors, to serve as independent auditors for its 2013 fiscal year. KPMG has served as the Company’s independent auditing firm since December 3, 2001. The Audit Committee reviewed and discussed its selection of, and the performance of, KPMG for its 2013 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of auditors is ratified, the Audit Committee in its discretion may select a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of KPMG for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with KPMG, see “Committees and Meetings of the Board of Directors” and “Audit Committee Report” above.

Representatives of KPMG attended five out of the five meetings of the Audit Committee in-person in 2012. We expect that a representative of KPMG will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements and fees billed for other services rendered by KPMG:

	2012	2011
Audit Fees	$435,000	$480,000
Audit-Related Fees	51,500	55,300
Tax Fees	-	-
Other	-	-
Total	$486,500	$535,300

In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.

The Audit Committee approved all audit and non-audit services provided to the Company by KPMG during Fiscal 2012.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of votes properly cast for and against such matter is required for the ratification of KPMG as the Company’s independent auditors for 2013.  For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS PLUG POWER INC.’S INDEPENDENT AUDITORS FOR 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 6, 2011, the Company entered into a Standstill and Support Agreement with INTER RAO Capital.  As of May 17, 2013, INTER RAO Capital directly owned approximately 6.97 % of the Company’s outstanding shares of common stock.  The Standstill and Support Agreement provides for certain voting support arrangements, director designation rights and standstill arrangements.

The Company’s Board of Directors related party transaction policy that requires that the Company’s General Counsel, together with outside counsel as necessary, evaluate potential transaction before the Company enters into any agreements with a related party.  Certain transactions may require the Board of Directors’ and its Audit Committee’s approval. The policy defines a “related party” as: (i) the Company’s directors or executive officers, (ii) the Company’s director nominees, (iii) security holders known to Plug Power to beneficially own more than 5% of any class of Plug Power’s voting securities, or (iv) the immediate family members1 of any of the persons listed in items (i) – (iii).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of Common Stock as of May 17, 2013 (except as otherwise indicated) by:

  all persons known by us to have beneficially owned 5% or more of the Common Stock;

  each director of the Company;

  the named executive officers; and

  all directors and executive officers as a group.

1 For purposes of this policy, a person's immediate family should include such person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any other person (other than a tenant or employee) sharing the household of such person.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)
	Number	Percentage (%)
Entities affiliated with Interinvest Corporation Inc.(1)	9,817,367	15.33%
JSC “INTER RAO Capital” (3)	4,462,693	6.97%
Heights Capital Management, Inc.(4)	4,000,000	6.25%
Andrew Marsh(5)	550,931	*
George C. McNamee (6)	250,220	*
Gary K. Willis (7)	180,248	*
Larry G. Garberding (8)	174,897	*
Gerald A. Anderson (9)	162,431	*
Maureen O. Helmer (10)	161,235	*
Erik J. Hansen(11)	100,842	*
Gerard L. Conway, Jr. (12)	77,289	*
Adrian Corless (13)	60,317	*
Douglas T. Hickey (14)	37,664	*
Johannes M. Roth	-	*
Evgeny Rasskazov	37,455	*
Evgeny Miroshnichenko	37,455	*

* Represents less than 1% of the outstanding shares of Common Stock

1)

Consists of (i) 8,905,367 shares held by Interinvest Corporation, Inc., (ii) 30,000 shares held by Interinvest Consulting Corporation of Canada Limited, (iii) 836,000 shares held by Interinvest (Bermuda) Ltd. and (iv) 46,000 shares held by Hans P. Black.  Information is based on a Schedule 13D/A filed with the SEC on February 27, 2013.  Each of these persons may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose of or direct the disposition of) the 9,817,367 shares of Common Stock held.  The principal business of  Interinvest Corporation Inc. is 192 South Street, Suite 600, Boston, MA 02111.  The principal business address of Interinvest (Bermuda) Ltd. is LOM Bldg., 27 Reid Street, Hamilton HM 11, Bermuda.  The principal address of Interinvest Consulting Corporation of Canada Limited is 3655 rue Redpath, Montreal, QC H3G 2W8.  The principal business address of Hans P. Black is 3655 rue Redpath, Montreal, QC H3G 2W8.

2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 17, 2013, through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of May 70, 2013 but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 64,063,494 shares of Common Stock outstanding as of  May 17, 2013. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

3)

The Company and JSC “INTER RAO Capital” or INTER RAO Capital are parties to a Standstill and Support Agreement, which provides for certain voting support arrangements, director designation rights and standstill arrangements.  The address for INTER RAO Capital’s principal business and principal office is 27 Bolshaya Pirogovskaya Street, Moscow, 119435, Russia.  In a Schedule 13D filed with the SEC on November 20, 2012, JSC INTER RAO Capital reported that it is a wholly-owned subsidiary of Joint Stock Co “INTER RAO UES”, or INTER RAO UES.  By virtue of its ownership interest in INTER RAO Capital, INTER RAO UES may be deemed to have shared power to vote or direct the voting of and the shared power to dispose or direct the disposition of the Common Stock owned by INTER RAO Capital, the power to vote, or direct the voting of, and the power to dispose, or direct the disposition of, the shares of Common Stock held by OGK-3, and as such could be deemed  the beneficial owner of such shares of Common Stock.  The address for INTER RAO UES’s principal business and principal office is Bld 3, Bolshaya Pirogovskaya Street, Moscow, 119435, Russia.  Mr. Evgeny Rasskazov, one of our directors, is the Director for Strategic Development for INTER RAO UES, and Mr. Evgeny Miroshnichenko, another of our directors, is the Head of Department for target capital structure for INTER RAO UES.

4)

Heights Capital Management, Inc. is the investment manager to Capital Ventures International and as such may exercise voting and dispositive power over these shares. Information is based on a Schedule 13G filed with the SEC on February 22, 2013.    The address of the principal business office of Capital Ventures International is One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies.  The address of the principal business office of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.

5)

Includes 177,969 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $11.31, and 15,000 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.03.

6)

 Includes 75,164 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $9.20, and 30,000 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.03.

7)	Includes 58,264 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $10.69.

8)	Includes 62,664 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $10.40.

9)	Includes 84,508 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $6.64.

10)	Includes 54,864 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $11.01.

11)	Includes 49,245 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.04.

12)	Includes 54,945 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $12.26.

13)	Includes 49,945 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $7.36.

14)	Includes 37,664 shares of Common Stock issuable upon exercise of outstanding options at a weighted average exercise price of $7.63.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, as defined by Section 16, and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the SEC. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Seven Form 4s were filed late on March 3, 2013 for each of the then appointed Directors of the Company to account for stock option grants issued pursuant to the 2011 Stock Option and Incentive Plan.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies personally, by telephone, by e-mail or by other form of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their reasonable expenses by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Pursuant to Exchange Act Rule 14a-8, because the date of the 2013 Annual Meeting of Stockholders has been changed by more than 30 days from the date of the previous year's Annual Meeting of Stockholders, the deadline for shareholders to submit shareholder proposals for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with the 2013 Annual Meeting of Stockholders is a reasonable amount of time before the Company begins to print and send its proxy materials.  Except as we may otherwise disclose in a filing with the SEC, any shareholder proposal received on or prior to May 24, 2013 will have been timely made. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2014 Annual Meeting of Stockholders must be received by the Company on or before January 31, 2014 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2014 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not less than 90 days nor more than 120 days prior to June 28, 2014, which dates are March 30, 2014 and February 28, 2014, respectively. If the date of the 2014 Annual Meeting is subsequently moved more than 30 days before or more than 60 days after June 28, 2014, such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2014 Annual Meeting or the 10th day following the day on which publish announcement of the date of the 2014 Annual Meeting is first made, as set forth in the Company’s By-laws. Stockholder proposals must include all supporting documentation required by the Company’s By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Electronic Delivery

The notice of Annual Meeting and Proxy Statement and 2012 Annual Report is available at www.proxyvote.com.  Stockholders can elect to receive paper copies of the Annual Report and Proxy Statement in the mail by visiting at www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110 or by contacting the Company at (518) 782-7700.

Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Stockholders who share a common address and who have not opted out of the householding process should receive a single copy of the Notice of Internet Availability of Proxy Materials for each account. If you received more than one copy of the Notice of Internet Availability of Proxy Materials, you may elect to household in the future; if you received a single copy of the Notice of Internet Availability of Proxy Materials, you may opt out of householding in the future, in either case, by writing to the Company at the following address, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110, or by calling the Company at (518) 782-7700.

 In any event, you may obtain a copy of this Proxy Statement by writing to the Company at the following address: Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110.

ANNUAL REPORT ON FORM 10-K

The Company’s 2012 Annual Report was furnished to stockholders with this Proxy Statement. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, which has been filed with the SEC. Stockholders may receive a copy of the Form 10-K by:

(1)	Writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110;
(2)	Calling (518) 782-7700;
(3)	Accessing the Company’s website at www.plugpower.com; or
(4)	Accessing the SEC’s website at www.sec.gov.

APPENDIX A

THIRD CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PLUG POWER INC.

Plug Power Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:                   That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Third Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Third Amendment”) to combine each [    ] outstanding shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), into one (1) share of Common Stock; and (ii) declaring this Third Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated June 21, 2000 and the Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated May 19, 2011 (collectively, the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND:              That this Third Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD:                 That the capital of the Corporation shall not be reduced under or by reason of this Third Amendment. Immediately upon the filing of this Third Amendment, each [ ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, in lieu of receiving any such fractional share, the holder otherwise entitled to such fraction will receive a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors. Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

IN WITNESS WHEREOF, the Corporation has caused this Third Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Andrew Marsh, its President and Chief Executive Officer, this [  ] day of [   ], 201_.

PLUG POWER INC.

By: ____________________________

Name:

Title:

PLUG POWER INC
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees

01 George C. McNamee 02 Johannes M. Roth

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000180230_1 R1.0.0.51160

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To withhold authority to vote for any individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below
	For	Against	For All
	All	All	Except
The Board of Directors recommends
you vote FOR the following:

1 Election of Directors:	☐	☐	☐

01 George C. McNamee 02. Johannes M. Roth

The Board of Directors recommends you vote
FOR proposals 2 and 3				For	Against	Abstain
				☐	☐	☐
2 The approval of the Company’s Third Certificate of Amendment of
Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock

3. The ratification of KPMG LLP as the Company’s Independent Auditors				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjourment thereof.

For address change/comments mark here.       ☐

(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

______________________________          ________

Signature                                                                 Date

FOR SECURITY PURPOSES, PLEASE BRING A VALID PICTURE ID IF YOU PLAN TO ATTEND THE MEETING

Importance Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

Annual Meeting of Stockholders of

PLUG POWER INC.

June 28, 2013 at 10:00 AM Eastern Time

The stockholder hereby appoints Gereard L. Conway, Jr. as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as diesngated on the reverse side of this ballot, all of the shares of Preferred Stock (on an as-converted to Common Stock basis) of PLUG POWER INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 28, 2013, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOL.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1, “FOR” THE APPROVAL OF THE COMPANYS’ THIRD CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ITEM 2 AND “FOR” THE RATIFACATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2013 IN ITEM 3.

Address change/comments:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________

 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side